                                                                       EXHIBIT 5

                  [LETTERHEAD OF CWM MORTGAGE HOLDINGS, INC.]


August 9, 1996

CWM Mortgage Holdings, Inc.
35 North Lake Avenue
Pasadena, California 91101

Ladies and Gentlemen:

     I have acted as counsel to CWM Mortgage Holdings, Inc., a Delaware Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, relating to the offer of up to 4,350,000 shares (the "Shares") of common stock of the Company, par value $.01 ("Common Stock"), to be issued pursuant to the CWM Mortgage Holdings, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan").

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of
(i) the Registration Statement, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on August 9, 1996 (as such Registration Statement may be subsequently amended and together with all exhibits thereto, the "Registration Statement"), (ii) the Plan, (iii) the Certificate of Incorporation of the Company as currently in effect, (iv) the By-laws of the Company as currently in effect, (v) a specimen of the certificate to be used to represent the Common Stock, and (vi) resolutions of the Board of Directors of the Company relating to the issuance of the Shares and the filing of the Registration Statement. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and records, as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

     In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others. I have also assumed that the Shares will be issued for proper and sufficient consideration, in accordance with the terms of the Plan, and that the certificates representing such Shares will be properly issued.

     Based upon and subject to the foregoing, I am of the opinion that the Shares, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. This opinion is furnished to you solely in connection with the Registration Statement.

                                            Very truly yours,

                                            /s/ Richard H. Wohl

                                            Richard H. Wohl
                                            General Counsel